Execution Version
AMENDMENT NO. 1 TO CREDIT AGREEMENT

This AMENDMENT NO. 1 TO CREDIT AGREEMENT, dated as of January 26, 2026 (this “Amendment No. 1”), is entered into by and between SUPER MICRO COMPUTER, INC., a Delaware corporation (the “Lead Borrower”) and JPMORGAN CHASE BANK, N.A., in its capacity as administrative agent (in such capacity and together with its successors and assigns, the “Administrative Agent”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Amended Credit Agreement (as defined below).
PRELIMINARY STATEMENTS:
WHEREAS, the Lead Borrower, the Lenders from time to time party thereto and the Administrative Agent have entered into that certain Credit Agreement dated as of December 29, 2025 (as amended, restated, supplemented or otherwise modified from time to time prior to, but not including, the date hereof, the “Existing Credit Agreement”). The Existing Credit Agreement, as amended by this Amendment No. 1, is referred to herein as the “Amended Credit Agreement”.
WHEREAS, Section 10.11(a) of the Existing Credit Agreement provides that the Administrative Agent may, with the consent of Lead Borrower only, amend, modify or supplement the Existing Credit Agreement to cure any ambiguity, omission, defect or inconsistency so long as the Lenders shall have received at least five (5) Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five (5) Business Days of the date of such notice to the Lenders, which date is January 16, 2026 (the “Notice Date”), a written notice from the Required Lenders stating that the Required Lenders object to such amendment.
WHEREAS, the Administrative Agent and the Lead Borrower have jointly identified an inconsistency and obvious errors in the “Applicable Margin” definition and in references to fiscal year end of the Lead Borrower of the Existing Credit Agreement and have agreed to amend the Existing Credit Agreement on the terms set forth herein in order to correct such inconsistency and obvious errors.
NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, and subject to the conditions set forth herein, the parties hereto hereby agree as follows:
section 1.Amendments. Subject only to the satisfaction of the conditions set forth in Section 2 below:
(i)The last paragraph of clause (i) of the “Applicable Margin” definition included in Section 1.1 of the Existing Credit Agreement is hereby amended and restated as follows:
section 2.“With respect to this paragraph (i), any increase or decrease in the Applicable Margin resulting from a change in the Leverage Ratio shall become effective as of the third Business Day following the date a Compliance Certificate is delivered pursuant to Section 6.1(d); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then Pricing Level IV shall immediately apply as of the third Business Day after the date on which such Compliance Certificate was required to have been delivered and shall continue to apply until the third Business Day following the date a Compliance Certificate is delivered in accordance with Section 6.1(d), whereupon the Applicable Margin shall be adjusted based upon the calculation of the Leverage Ratio contained in such Compliance Certificate. The Applicable Margin in effect from the Closing Date through the third

Business Day following the date a Compliance Certificate is delivered pursuant to Section 6.1(d) for the first Fiscal Quarter ending after the Closing Date shall be determined based upon Pricing Level I.”; and
(i)References to (x) “December 31, 2024” in Section 5.1 of the Existing Credit Agreement shall be replaced with “June 30, 2025”, (y) “December 31, 2024” in Section 5.4 of the Existing Credit Agreement shall be replaced with “June 30, 2025” and (z) “December 31, 2025” in Section 6.1(b) of the Existing Credit Agreement shall be replaced with “June 30, 2026”.
section 3.Conditions to Effectiveness.
This Amendment No. 1 shall become effective on the date (the “Amendment No. 1 Effective Date”) that:
(i)the Administrative Agent shall have received an executed counterpart to this Amendment No. 1 from the Lead Borrower; and
(ii)the Administrative Agent shall not have received, within five (5) Business Days of the Notice Date, a written notice from the Lenders constituting the Required Lenders stating that the Required Lenders object to this Amendment.
section 4.Counterparts.
This Amendment No. 1 may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment No. 1 and/or any document to be signed in connection with this Amendment No. 1 and the transactions contemplated hereby shall be deemed to include Electronic Signatures (as defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.
section 5.Governing Law and Waiver of Jury Trial.
This Amendment No. 1 shall be governed by, and construed and interpreted in accordance with, the law of the State of New York. Sections 10.16 (Governing Law) and 10.22 (Submission to Jurisdiction) of the Existing Credit Agreement are incorporated herein by reference mutatis mutandis.
section 6.Headings.
The headings of this Amendment No. 1 are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.
section 7.Reaffirmation; No Novation.
The Lead Borrower hereby expressly acknowledges the terms of this Amendment No. 1 and reaffirms, as of the date hereof, (i) the covenants and agreements contained in each Loan Document to which it is a party, including, in each case, such covenants and agreements as in effect immediately after giving effect to this Amendment No. 1 and the transactions contemplated hereby and (ii) its guarantee of the Obligations, as applicable. Each of the parties hereto confirms that the amendment of the Existing

Credit Agreement pursuant to this Amendment No. 1 shall not constitute a novation of the Existing Credit Agreement or any other Loan Document. For the avoidance of doubt, this Amendment No. 1 shall also constitute a Loan Document for all purposes under the Amended Credit Agreement.
section 8.Effect of Amendment.
    Except as expressly set forth herein, this Amendment No. 1 shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Administrative Agent, the Lenders or the other Secured Parties under the Existing Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other provision of the Existing Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed as of the date first above written.

SUPER MICRO COMPUTER, INC.,

By:    /s/ David Weigand
Name: David Weigand
Title: SVP, Chief Financial Officer

[Signature Page to Amendment]

JPMORGAN CHASE BANK, N.A.
as Administrative Agent

By:    /s/ Inderjeet Aneja
Name: Inderjeet Aneja
Title: Managing Director

[Signature Page to Amendment]